Exhibit 99.1

CORPORATE CERTIFICATE
OF
FRESH HARVEST PRODUCTS, INC.

As a continuing inducement to Platinum Funding Services LLC, ("Platinum") to purchase accounts receivable in factoring transactions from the corporation above named (the "Company"), and to continue to do so, the undersigned officers of the Company represent, warrant and covenant to Platinum as follows:

1. The exact name of the Company is: FRESH HARVEST PRODUCTS, INC

2. The Company was incorporated on Nov 30, ~~19~~2005 under the laws of the State of New York; is in good standing under the laws thereof; and will continue to be so upon each sale of an account receivable to Platinum.

3. The principal place of business of the Company and location of its books pertaining to accounts, contract rights, inventory and other business records, is:

280 MADISON AVE SUITE 1005
Street Address

NY, NY 10016
City, County, State and Zip Code

The other office(s) of the Company are at the following addresses (attach additional sheets if necessary):

(a)	3163 Kennedy Blvd Street Address	HUDSON County
	Jersey City City or Town	NJ 07306 State and Zip Code
(b)	Street Address	County
	City or Town	State and Zip Code

4. The stockholders and directors of the Company have duly authorized and adopted all corporate proceedings necessary to enable the Company to sell accounts receivable to Platinum in factoring transactions including, without limitation, the execution, delivery and performance by any officer or employee of the Company, acting singly, of a Purchase and Sale Agreement for each such invoice factored.

Platinum may rely on the execution of a Purchase and Sale Agreement by any employee of the Company as conclusive evidence of the binding determination of the Company to enter into the transactions therein set forth.

5. The officers of the Company, and their respective titles and signatures are as follows (attach additional sheets if necessary):

PRESIDENT	Michael J Friedman (Please print your name)	[signature] Signature
VICE-PRESIDENT	(Please print your name)	[signature] Signature
SECRETARY	Michael J Friedman (Please print your name)	[signature] Signature
TREASURER	(Please print your name)	Signature

Except as indicated below, each of these officers, acting singly or in concert with one or more other such officers, has the full power to sign documents for and on behalf of the Company in all transactions with Platinum.

6. The Company will deliver written notice to Platinum of any change with respect to any of the foregoing matters within 10 days following the occurrence of any such change. Platinum shall, however, be entitled to rely in all respects on the foregoing certifications unless or until any such notice is received.

IN WITNESS WHEREOF, the undersigned has duly executed this Corporate Certificate as of the 2nd day of January, 2007.

[signature]
Signature of Corporate Secretary

The undersigned hereby certifies to Platinum that the above signatory is the duly elected and qualified Secretary of the Company.

[signature]
Signature of President

corp.certificate

<u>Acknowledgment</u>

STATE OF :
:SS:
COUNTY OF :

On this 2 day of January, 2007, before me personally came Michael Jordan Friedman, to me known, who being duly sworn, did depose and say that he resides at 333 West 56th Street, Apt. 7B, New York, New York 10019 and that he is the President of Fresh Harvest Products, Inc., a New Jersey corporation, the corporation described in and which executed the foregoing instrument, and acknowledged that he executed the same by authority of the board of directors of said corporation for the uses and purposes in said corporation set forth.

____
Notary Public

MINDY AMSEL
Notary Public, State of New York
No. 01AM6000316
Qualified in Kings County
Commission Expires Dec. 15,